EXHIBIT 31.1

Certification of Principal Executive Officer of ULURU Inc.
Pursuant to Rule 13a-14(a) and 15d-14(a) under
the Securities Exchange Act of 1934, as Amended

I, Kerry P. Gray, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A for the fiscal year ended December 31, 2014 of ULURU Inc.; and

2.
Based on my knowledge, this Amendment No. 1 on Form 10-K/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No. 1 on Form 10-K/A.

Date: April 30, 2015	/s/ Kerry P. Gray
Kerry P. Gray
President and Chief Executive Officer
(Principal Executive Officer)